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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 28, 2002

                                 SWS GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              DELAWARE               No. 0-19483        No. 75-2040825

    (State or other jurisdiction     (Commission        (IRS employer
          of incorporation)          File Number)    Identification No.)
 -------------------------------------------------------------------------------


                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
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        Registrants' telephone number, including area code: 214-859-1800

                                 NOT APPLICABLE
           ----------------------------------------------------------
       (Registrant's former name or address, if changed since last report)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

In June 2002, the Board of Directors of SWS Group, Inc. (the "Company" or "SWS") declared a dividend payable to the holders of the Company's common stock, par value $0.10 per share ("SWS common stock"), distributing on a pro-rata basis (the "Distribution") all of the shares of Westwood Holdings Group, Inc. ("Westwood Group") held by the Company, which equaled 80.18% of the issued and outstanding shares of the Westwood Group. The Westwood Group includes asset management subsidiaries Westwood Management Corporation and Westwood Trust. Each holder of SWS common stock received one share of common stock of the Westwood Group, par value $0.001 per share ("Westwood common stock"), for every four shares of SWS common stock held on June 17, 2002 (the "Record Date").

The Company effected the distribution on June 28, 2002 by delivering all of the shares of Westwood common stock held by the Company to the distribution agent for distribution to the holders of SWS common stock as of the Record Date.

No consideration was paid by the Company's stockholders for the shares of Westwood common stock received in the Distribution, nor were stockholders required to surrender or exchange shares of SWS common stock nor take any other action to receive the shares of Westwood common stock.

In connection with the Distribution, the Company has adjusted its financial statements on a pro-forma basis, to reflect the departure of the Westwood Group businesses from the SWS consolidation. The pro forma financial statements are included with this Current Report as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information. The pro forma SWS consolidated financial statements are attached hereto as Exhibit 99.1.

(c) Exhibits. Exhibit 99.1. Pro forma SWS consolidated financial statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       SWS GROUP, INC.
                       Date: July 15, 2002


                       By:     /s/ Stacy M. Hodges
                           ------------------------------------------------
                           Stacy M. Hodges
                           Executive Vice President, Chief Financial Officer and
                            Treasurer

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                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION OF EXHIBIT

99.1                           Pro Forma SWS Consolidated Financial Statements.